Exhibit 99.1

ADUROMED CORPORATION
FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

ADUROMED CORPORATION

Child, Sullivan & Company

A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS
1284 W. Flint Meadow Dr., Suite D, Kaysville, UT 84037 PHONE: (801) 927-1337 FAX: (801) 927-1344

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
ADUROMED CORPORATION
Bethel, Connecticut

We have audited the accompanying restated balance sheets of ADUROMED CORPORATION as of December 31, 2004 and 2003, and the related restated statements of operations, stockholders’ equity, and cash flows for the years then ended. These restated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these restated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the restated financial statements referred to above present fairly, in all material respects, the financial position of ADUROMED CORPORATION as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Since our previous report dated August 19, 2005, as described in note 7, certain amounts related to the valuations of goodwill and deferred tax assets have been reevaluated by the Company. However, the Company has restated the financial statements to reflect these amounts.

Child, Sullivan & Company
Kaysville, Utah
August 19, 2005, except for note 7 which is dated February 22, 2006.

ADUROMED CORPORATION

BALANCE SHEETS (RESTATED)

	December 31,
ASSETS	2004	2003
Current assets
Cash	$11,958	$14,905
Accounts receivable	196,431	93,506
Loans receivable	27,815	2,767
Costs in excess of billings on uncompleted contracts	59,184	54,928
Inventory	62,345	3,070
Total current assets	357,733	169,176
Property, plant and equipment	11,991	5,422
Other assets
Security deposits	4,114	4,114
Total other assets	4,114	4,114
Total assets	$373,838	$178,712
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$479,262	$154,270
Billings in excess of costs on uncompleted contracts	84,053	—
Customer advances	30,362	—
Total current liabilities	593,677	154,270
Other liabilities
Notes payable	88,971	20,417
Notes payable to related parties	236,470	269,785
Total other liabilities	325,441	290,202
Total liabilities	919,118	444,472
Stockholders' deficit
Common stock: $.01 par value; 20,000,000 shares authorized; 9,151,000 shares issued and outstanding	91,510	91,510
Additional paid-in capital	348,590	348,590
Accumulated deficit	(985,380)	(705,860)
Total stockholders' deficit	(545,280)	(265,760)
Total liabilities and stockholders' deficit	$373,838	$178,712

See notes to financial statements.

ADUROMED CORPORATION

STATEMENTS OF OPERATIONS (RESTATED)

	Year ended December 31,
	2004	2003
Revenues
Sales and service revenues	$2,285,198	$877,886
Rental income	—	6,160
Total revenues	2,285,198	884,046
Cost of sales	1,504,392	516,857
Gross profit	780,806	367,189
Operating expenses
Operating expenses	701,671	568,689
General and administrative expenses	323,834	191,139
Total operating expenses	1,025,505	759,828
Loss from operations	(244,699)	(392,639)
Other income and expenses
Other income	20	—
Interest income	2	684
Interest expense	(34,843)	(32,735)
Total other income and expenses	(34,821)	(32,051)
Net loss before income taxes	(279,520)	(424,690)
Provision for income tax benefit	—	—
Net loss	$(279,520)	$(424,690)
Basic and diluted net loss per share	$(0.03)	$(0.05)
Weighted average number of shares outstanding	9,151,000	9,033,329

See notes to financial statements.

ADUROMED CORPORATION

STATEMENTS OF STOCKHOLDERS’ DEFICIT (RESTATED)
FOR THE PERIOD FROM JANUARY 1, 2003 TO DECEMBER 31, 2004

	Common Stock		Additional Paid-in Capital	Accumulated Deficit
	Shares	Amount			Total
Balance at January 1, 2003	8,801,000	$88,010	$147,090	$(281,170)	$(46,070)
Common stock issued for conversion of note	50,000	500	24,500	—	25,000
Common stock issued	300,000	3,000	177,000	—	180,000
Net loss for the period	—	—	—	(424,690)	(424,690)
Balance December 31, 2003	9,151,000	91,510	348,590	(705,860)	(265,760)
Net loss for the year	—	—	—	(279,520)	(279,520)
Balance December 31, 2004	9,151,000	$91,510	$348,590	$(985,380)	$(545,280)

See notes to financial statements.

ADUROMED CORPORATION

STATEMENTS OF CASH FLOWS (RESTATED)

	Year ended December 31,
	2004	2003
Cash flows from operating activities:
Net loss	$(279,520)	$(424,690)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation expense	2,247	286
Increase in accounts receivable	(102,925)	(1,887)
Increase in loans receivable	(25,048)	(2,767)
Increase in costs in excess of billings	(4,256)	(54,928)
Decrease/(increase) in inventory	(59,275)	71,474
Increase in security deposits	—	(868)
Increase in accounts payable and accrued liabilities	324,992	101,416
Increase in billings in excess of costs	84,053	—
Increase in customer advances	30,362	—
Net cash provided/(used) in operating activities	(29,370)	(311,964)
Cash flows from investing activities:
Purchase of fixed assets	(8,816)	(5,708)
Net cash used by investing activities	(8,816)	(5,708)
Cash flows from financing activities:
Advances from notes payable	68,555	20,417
Repayments of notes payable to related parties	(33,316)	(116,765)
Proceeds from issuance of common stock	—	205,000
Net cash provided by financing activities	35,239	108,652
Decrease in cash and cash equivalents	(2,947)	(209,020)
Cash and cash equivalents, beginning of period	14,905	223,925
Cash and cash equivalents, end of period	$11,958	$14,905
Supplemental disclosures of cash flow information:
Cash paid for interest	$15,659	$4,500
Cash paid for income taxes	$—	$—

See notes to financial statements.

ADUROMED CORPORATION

NOTES TO FINANCIAL STATEMENTS

1.	BUSINESS DESCRIPTION – ORGANIZATION

On August 1, 2002, ADUROMED CORPORATION (the "Company") was incorporated under the laws of the State of Delaware as DQA ONE CORPORATION. The Company is engaged in the selling of custom-built autoclave equipment and disposable products related to that line of medical equipment.

On September 6, 2002 DQA ONE, LLC was established under the laws of the State of Delaware. On September 16, 2002, DQA ONE, LLC acquired 63.16% interest of Automated Process, LLC.

On October 22, 2002, DQA ONE CORPORATION merged with DQA ONE, LLC and Automated Process, LLC and changed its name to Automated Process Corporation. On January 30, 2003, Automated Process Corporation changed its name to ADUROMED CORPORATION.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

START-UP COSTS

The Company adopted the provisions of the American Institute of Certified Public Accountants' Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities". SOP 98-5 provides guidance on the financial reporting of start-up and organization costs and requires such costs to be expensed as incurred.

NET LOSS PER COMMON SHARE

The net loss per common share is computed by dividing the net loss for the period by the weighted average number of shares outstanding for the period. Outstanding warrants and options were not included in the calculation for net loss per common share because it would be antidilutive.

USE OF ESTIMATES

The preparation of the accompanying financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

The Company maintains an accounts receivable ledger to track amounts due from individual customers. Per company policy an allowance for bad debts is maintained for any receivables that are outstanding for more than 60 days. The allowance for bad debts was $34,278 and $0 as of December 31, 2004 and 2003, respectively.

PROPERTY, PLANT AND EQUIPMENT

The Company has property, plant and equipment that consists of computers, related accessories and office furniture. The depreciation is calculated using the straight line method over the life of the property. All property currently held has a useful life of 5 years. The following table summarizes these assets for each year:

ADUROMED CORPORATION

NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	2004	2003
Office Furniture	1,497	—
Computers and Accessories	13,027	5,708
	14,524	5,708
Accumulated Depreciation	2,533	286
	11,991	5,422

INVENTORY

The Company maintains an inventory, which consists primarily of spare parts and finished goods. The inventory, using the average cost method, was $62,345 and $3,070 as of December 31, 2004 and 2003 respectively.

BUSINESS COMBINATION

On September 16, 2002, DQA ONE, LLC acquired 63.16% interest in Automated Process, LLC from G. Bucci (31.58%) and J. Augustin (31.58%). On October 22, 2002, DQA ONE, LLC and Automated Process, LLC were merged into DQA ONE CORPORATION. This merger was accounted for as a transfer under common control. Consequently, the $256,748 paid for the net assets in excess of their historical cost was recorded as a dividend to the selling owners rather than capitalized as goodwill. Bucci and Augustyn are to be compensated with 3% of sales of certain products of ADUROMED CORPORATION during the three (3) year period subsequent to the closing. The accrual of these amounts will be included in cost of sales in the period that the revenues are recognized through September 16, 2005. Cost of sales related to such accruals totaled $68,556 and $26,267 for the years ended December 31, 2004 and 2003, respectively.

LOAN RECEIVABLE

The Company has advanced money to employees. These loans have no set repayment schedule. The loan receivable was $27,815 and $2,767 as of December 31, 2004 and 2003, respectively.

CONSTRUCTION CONTRACTS

The Company entered into construction type contracts to furnish and install their systems in hospitals. There were four outstanding contracts at December 31, 2004 and one at December 31, 2003. The following table summarizes these outstanding contracts:

Contract Amount	Revenue Recognized	Amounts Billed	Revenues in excess of Billings	Billings in excess of Revenues
2004 Outstanding Contracts
419,241	234,455	279,991	—	45,536
197,819	176,519	150,614	25,905	—
699,764	588,706	627,223	—	38,517
820,584	786,650	753,371	33,279	—
			59,184	84,053
2003 Outstanding Contracts
370,300	301,794	246,866	54,928	—

NOTES PAYABLE

In connection with the acquisition of the interest in Automated Process, LLC, the 3% of sales that are due to Bucci and Augustyn on a quarterly basis through 2005 have been converted to

ADUROMED CORPORATION

NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

notes payable. These notes bear no interest and have no maturity date. These notes payable were $88,972 and $20,417 on December 31, 2004 and 2003, respectively.

NOTES PAYABLE TO A RELATED PARTY

There is an outstanding note payable to a shareholder. The note bears a 12% interest rate and matured on December 15, 2003. Both parties have entered a verbal agreement to extend the maturity date on this note indefinitely. No accrued interest has been paid on this note to date. The following summarizes the balances due:

	2004	2003	2002
Principal	97,500	135,000	350,000
Accrued Interest	58,647	39,785	11,550
Balance as of December 31	156,147	174,785	361,550

D. Tanaka has personally guaranteed a line of credit with Wells Fargo Bank. The line bears interest at 12-1/4 percent. The outstanding balance was $30,323 and $45,000 as of December 31, 2004 and 2003, respectively. At December 31, 2004 there was $9,677 of available credit on the line.

There is an outstanding note payable of $50,000 with S&C Kristoff. Norman Kristoff, a director of the Company, is the son of S&C Kristoff. The note bears a 12% interest rate and matured on December 24, 2003. The parties entered a verbal agreement to extend the maturity date on this note indefinitely. Interest has been paid on a monthly basis.

INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

Management believes it is more likely than not that all of the deferred tax asset will not be realized. A valuation allowance has been provided for the entire deferred tax benefit.

The Company has available at December 31, 2004 unused operating loss carryforwards that may be applied against future taxable income and that expire as follows:

Year	Federal	State
2007	$—	$24,913
2008	—	404,973
2009	—	205,341
2017	25,163	—
2018	405,727	—
2019	205,641	—
	$636,531	$635,227

ADUROMED CORPORATION

NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The provision for income taxes consists of the following components:

	2004	2003
Current	$—	$—
Deferred benefit	$77,542	$177,502
Valuation allowance	(77,542)	(177,502)
	$—	$—

3.	LEASE COMMITMENTS

The Company conducts its operations from facilities that are leased under a month-to-month agreement. The Company also leases a phone system on a 60 month term, which began on December 24, 2003. The monthly installment is $434 plus applicable taxes. There is a $118 security deposit with this lease agreement. This lease commitment is $5,517 per year through 2008. The annual lease payments are as follows:

2005	$10,734
2006	10,734
2007	10,734
2008	10,734
$42,936

4.	COMMON STOCK

The Company is authorized to issue 20,000,000 shares of par value $.01 common stock. As of December 31, 2002, 8,801,000 shares were issued and outstanding.

On January 1, 2003, the Company issued 50,000 shares to S&C Kristoff for the conversion of a $25,000 note payable to common stock. The note was dated October 31, 2002 and matured six months from that date, but could be converted any time during the six month period. Norman Kristoff, a director of the Company, is the son of S&C Kristoff.

On May 28, 2003, the Company issued 300,000 shares to United Link Asset Holdings Limited for $0.60 per share.

5.	STOCK OPTIONS AND WARRANTS

Stock option and warrant transactions are summarized as follows:

	Stock Options		Warrants
	2004	2003	2004	2003
Outstanding – beginning of year	3,005,000	1,750,000	2,318,450	2,318,450
Granted	—	1,255,000	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Outstanding – end of year	3,005,000	3,005,000	2,318,450	2,318,450
Shares exercisable – end of year	2,085,000	1,583,333	2,318,450	2,318,450

ADUROMED CORPORATION

NOTES TO FINANCIAL STATEMENTS

5.	STOCK OPTIONS AND WARRANTS (Continued)

The following table provides certain information with respect to the above-referenced stock options and warrants outstanding at December 31, 2004:

	Number Outstanding	Exercise Price Range	Weighted Average Exercise Price	Weighted Average Life in Years
Options	3,005,000	$0.10-$0.50	$0.21	5.7
Warrants	2,318,450	$0.10-$1.00	$0.67	3.6

The following table provides certain information with respect to the above-referenced stock options and warrants exercisable at December 31, 2004:

	Number Exercisable	Exercise Price Range	Weighted Average Exercise Price	Weighted Average Life in Years
Options	2,085,000	$0.10-$0.50	$0.16	6.7
Warrants	2,318,450	$0.10-$1.00	$0.67	3.6

The estimated fair values at date of grant were $.15 to $.42 for the options granted above, using the Black-Scholes option valuation model with the following assumptions:

Expected life in years	6
Interest rate	6%
Volatility	5%
Dividend yield	0%

In electing to continue to follow APB No. 25 for expense recognition purposes, the Company is obligated to provide the expanded disclosures required under SFAS No. 148 for stock-based compensation granted in 2003 to employees, including if materially different from reported results, disclosure of pro forma net loss and loss per share had compensation expense relating to the options been measured under the fair value recognition provision of SFAS No. 123.

The Company's pro forma information for the years ended December 31, 2004 and 2003 prepared in accordance with the provisions of SFAS No. 148 is provided below. For purposes of pro forma disclosures, stock-based compensation is amortized to expense on a straight-line basis over the vesting period.

	2004	2003
Net loss, as reported	$(279,520)	$(424,690)
Deduct: total stock-based employee compensation determined under fair value based method for all awards, net of related tax effects	(165,917)	(26,667)
Pro forma net loss	(445,437)	(451,357)
Basic and diluted LPS — as reported	$(0.03)	$(0.05)
Basic and diluted LPS — pro forma	$(0.05)	$(0.05)
Basic and diluted LPS share denominator	9,151,000	9,033,329

ADUROMED CORPORATION

NOTES TO FINANCIAL STATEMENTS

6.	SUBSEQUENT EVENTS

On May 20, 2005, the Company entered into an agreement with Kuhns Brothers Securities Corporation, to act as financial advisors with respect to raising approximately $6 million through the issuance by the Company of common stock and attached warrants.  Upon purchasing a ‘‘clean public shell’’ the Company contemplates a transaction involving the merger or other reorganization of Aduromed Corporation and the public shell with the simultaneous issuance of equity securities by the public shell to investors and the present shareholders of Aduromed Corporation. Following completion of the transactions, the name of the public shell will be changed to ‘‘Aduromed Corporation’’.

7.	RESTATEMENT

Subsequent to the publication of the financial statements management revised its estimates of certain asset valuations which had a material impact on the results of operations of the Company. Consequently, these financial statements have been restated to reflect those revised estimates. The valuation placed on the deferred tax asset was previously $255,044 and $177,502 at December 31, 2004 and 2003, but has been restated as $0 because the future profitability of the Company cannot be assured. This revaluation also applies to the income tax benefits previously reported on the statements of operations, causing an increase in net loss of $77,542 and $177,502 for the years ended December 31, 2004 and 2003. The Company also reevaluated its accounting for goodwill since the business combination referenced in Note 2. Goodwill previously stated as $351,571 and $283,015 as of December 31, 2004 and 2003 has been restated as $0 due to a re-evaluation of the facts and circumstances that existed at the time of the business combination. The transaction was previously accounted for under purchase accounting rather than as a transfer under common control. The restatement has the effect of reclassifying 2002 goodwill as a dividend to the sellers of $256,748 and increasing the net losses for the years ended December 31, 2004 and 2003 by $68,556 and $26,267. The aggregate effect of the restatements is the increase in accumulated deficit at January 1, 2003 of $256,748 and the increase in net loss for the years ended December 31, 2004 and 2003 of $146,098 and $206,769.